CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of B2Gold Corp. of our report dated March 14, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears as Exhibit 99.2 of B2Gold Corp.’s Annual Report on Form 40-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia
July 3, 2018